                                 LEASE AGREEMENT


     This Lease is made as of the 1st day of March 1997, between Burgoyne Properties, Limited, a Florida Limited Partnership (Landlord), and On Stage Entertainment, Incorporated, a Nevada corporation (Tenant).

     In consideration of the obligation of Tenant to pay rent, and of the other terms, covenants and conditions hereof, Landlord leases to Tenant and Tenant takes from Landlord the premises hereinafter described, for the period and upon the terms and conditions as hereinafter set forth.

                                    ARTICLE I
                                Demised Premises

     Section 1.01 Description of Premises: Landlord leases to Tenant and Tenant rents from Landlord the premises located at 176-184 North Beach Street, Daytona Beach, Florida (the "Demised Premises").

                                   ARTICLE II
                                      Term

     Section 2.01. Term: This Lease shall commence as of the 1st day of March, 1997, and shall end on the 30th day of April, 1998.

     Section 2.02. Renewal Option: Tenant shall have two (2) successive renewal options to extend the term of this Lease. The first renewal option shall be for an additional term of one (1) year, commencing on May 1, 1998 and expiring on April 30, 1999, and the second renewal option shall be for an additional term of eight (8) years, commencing on May 1, 1999 and expiring on April 30, 2007. Tenant shall notify Landlord, in writing, of its intention to exercise each renewal option not less than ninety (90) days prior to the termination of the expiring term. The rent for the renewal terms shall be as specified in Article III.

                                   ARTICLE III
                                      Rent

     Section 3.01. Payment of Rent: Tenant shall pay to Landlord, for the Demised Premises, rent in the sum of one hundred twenty thousand dollars ($120,000) per year for the initial year of the term. The rent for each succeeding year of the term, and for each year of the renewal terms shall be increased at the rate of five percent (5%) per year. Rent shall be payable in twelve (12) equal installments monthly in advance, on the first day of each month, together with the Florida sales tax applicable thereto. Monthly rent shall commence on the date the Demised Premises are opened for business, but in any event, not later than May 15, 1997.

         Section 3.02. Additional Rent: Whenever, under the terms of this Lease, any sum of money is required to be paid by Tenant in addition to the rent herein provided, such sum, if not paid when due, shall be deemed additional rent.

         Section 3.03. Net Lease: It is the purpose and intent of Landlord and Tenant that the rent shall be absolutely net to Landlord, so that this Lease shall yield, at all times and under all events and circumstances, net to Landlord, the rent specified in Section 3.01 above, in each month during the term of this Lease, and that all costs, fees, charges, utility bills, expenses and obligations of every kind and nature whatsoever relating to the Demised Premises, whether related to the ownership, operation, use, repair, maintenance or management of the Premises or otherwise, which may arise or become due during or out of the term of this Lease, (including, without limitation, any obligation for Florida sales tax arising out of obligations of the Tenant pursuant to this Lease), except as otherwise expressly provided in this Lease, shall be paid by Tenant.

         Section 3.04. Late Charges: If any installment of rent is not paid within ten (10) days after the due date, or if any additional rent is not paid when due, Tenant shall pay a late charge equal to one and one-half percent
(1 1/2%) of the amount of the outstanding balance due to Landlord. Additional late charges will be payable by Tenant on the first day of each succeeding month on all outstanding amounts, including previously assessed late charges. Late charge assessments shall be without prejudice to any of Landlord's remedies under this Lease.

         Section 3.05. Place of Payment: All rent shall be payable at the office of Landlord or at such other place as Landlord may designate in writing.

                                   ARTICLE IV
                          Conduct of Business by Tenant

         Section 4.01. Use of Premises: Tenant may occupy and use the Demised Premises exclusively for the operation of a theatre, bar, club with restaurant and cafe, and gift shop.

         Section 4.02. Compliance with Laws and Rules: Tenant shall comply with all laws, ordinances, and regulations of Federal, State, County and local authorities, including the Daytona Beach Code Enforcement Board, the Daytona Beach Redevelopment Agency, or by the Board of Fire Underwriters or like organization, relating to the conduct of its business and affecting the Demised Premises. Tenant shall not use or permit the use of the Demised Premises in any manner that will tend to create a nuisance or tend to disturb other tenants in the building or the adjacent buildings.

         Section 4.03. Exterior Signs: Tenant shall have the right, with Landlord's prior written approval, which shall not be unreasonably withheld, to install and maintain exterior signs provided such signage has been first approved by the Downtown Redevelopment Authority of Daytona Beach. Tenant may maintain any other exterior advertising, or install awnings, exterior decorations or paint or make any changes to the storefront, as is customary in Tenant's course of business, with Landlord's prior written consent, which consent shall not be unreasonably withheld.

                                   ARTICLE V
                       Condition of Premises, Alterations

         Section 5.01. Reprsentations: Landlord has made no representation, covenant or warranty with respect to the Demised Premises except as expressly set forth in this Lease.

         Section 5.02. Alterations: Tenant shall not make any material alterations or additions to the Demised Premises nor make any contract therefor without first procuring Landlord's written consent, which shall not be unreasonably withheld. No alteration shall be made by Tenant which will jeopardize or adversely affect the structural integrity or structural components of the Demised Premises. No alteration shall be undertaken until Tenant shall have procured and paid for all required permits and authorizations of all municipal departments and govenmental subdivisions having jurisdiction, and all alterations shall be made in first class good and workmanlike manner in compliance with such permits and authorizations. Tenant shall carry all necessary Builders Risk, Worker's Compensation and other customary and applicable insurance and funish Landlord with evidence of such coverage. All additions and improvements made by Tenant to or upon the Demised Premises, except furniture or other removable trade fixtures, shall be deemed to have been attached to the freehold and to have become the property of the Landlord. Notwithstanding the above, Landlord hereby grants Tenant the right to refurbish the Demised Premises from a restaurant and club into a theatre, which includes the right to make all related structural changes thereto.

         Section 5.03. Mechanics Liens: The interest of the Landlord in the Demised Premises shall not be subject to any liens incurred by the Tenant for improvements made by the Tenant, and the Tenant agrees to notify any contractors making such improvements of this provision of the Lease Agreement. Tenant further agrees to execute a short form memorandum for recording in the public records of Volusia County, setting forth the terms of this Section of the Lease Agreement expressly prohibiting the incurring of liens by the Tenant in accordance with the provisions of Florida Statutes, Section 713.10. If any mechanic's or materialman's lien is filed against tenant's interest in the Demised Premises, or Tenant's property located in the Demised Premises, the lien shall be discharged by Tenant within twenty (20) days after filing of the lien. If Tenant shall fail to discharge the lien, Landlord may bond or pay the lien or claim for the account of Tenant.

         Section 5.04. Surrender of Premises: Upon termination of this Lease, Tenant shall surrender the Demised Premises broom clean and in good condition and repair, reasonable wear and tear and damage by fire or other insured casualty accepted, together with all alterations, fixtures, installations, additions and improvements which may have been made in or attached on or to the Demised Premises. Upon surrender, Tenant shall remove its personal property and shall repair any damage to the Demised Premises caused thereby.

                                   ART1CLE VI
                             Maintenance and Repairs

         Section 6.01. Maintenance by Tenant: Except as expressly provided for in Section 6.02, Tenant shall at all times keep the Demised Premises in good order, condition and repair, subject to normal wear and tear, and damage by fire or other insured casualty, including, but not limited to, the maintenance of exterior entrances, all glass and show windows, molding, partitions, doors, fixtures, equipment and appurtenances, and repair and replacement of all heating, lighting, electrical, air conditioning systems, and plumbing fixtures and including reasonable periodic painting as may be required.

         Section 6.02. Maintenance by Landlord: Landlord shall keep the roof and structural portion of the Demised Premises in good order, condition and repair, except that, subject to the limitations expressed in Section 7.07 below, Tenant shall make all such repairs, modifications or replacements which become necessary by reason of the negligence of Tenant, its agents, servants, employees, licensees or customers.

         Section 6.03. Cleanliness and Waste: Tenant shall keep the Demised Premises and the walks adjacent thereto at all times in a neat, clean and sanitary condition, free from waste or debris and shall neither commit nor permit any waste or nuisance thereon.

         Section 6.04. Common Area Maintenance: Tenant shall pay the sum of one hundred dollars ($100.00) monthly in advance for its share of the cost of cleaning and maintaining the parking area behind and adjacent to the Demised Premises which are used for parking by customers and employees of Tenant in common with other tenants of adjacent premises. This amount shall increase each year of the term and renewal terms at the same percentage increase as is provided for rent in Section 3.01 above.

         Section 6.05. Landlord's Right to Inspect: Landlord, and its agents, shall have access to the Demised Premises during all reasonable and regular business hours for the purpose of examining same and to ascertain if they are in good repair, and to exhibit the same to prospective Tenants or purchasers, provided Landlord gives Tenant twenty-four (24) hours notice of such intention. When exercising the foregoing rights, Landlord shall use reasonable efforts to minimize the disruption to Tenant's business operations within the Demised Premises.

                                   ARTICLE VII
                             Insurance and Indemnity

         Section 7.01. Liability Insurance: Tenant shall provide, at its own cost and expense, and continue in force, comprehensive public liability insurance, including liquor liability endorsement, with respect to any and all loss or damage resulting from accidents or occurrences on or about the Demised Premises and all other matters related to the use and occupancy by Tenant of the Demised Premises during the term of this Lease, in an amount not less than two million dollars ($2,000,000) for injury or death to persons and property damage in one accident. Such insurance shall name Landlord as additional insured and shall be written by a company or companies satisfactory to Landlord authorized to engage in the business of general liability insurance in the State of Florida. A Certificate shall be furnished to Landlord evidencing the insurance required hereunder and providing that the policies shall not be canceled without at least ten (10) days prior written notice to Landlord.

         Section 7.02. Property Insurance: Tenant shall reimburse Landlord for its proportionate share of the property insurance premium for the building in which the Demised Premises are located. Tenant's proportionate share of such property insurance premium shall be that fractional part of the total of such property insurance as the square footage of the Demised Premises bears to the total square footage of the building in which the Demised Premises are located. Reimbursement by Tenant to Landlord for its proportionate share of the property insurance premium shall be made within fifteen (15) days after written demand therefor accompanied by a statement showing the total property insurance premium and Tenant's proportionate share thereof. Tenant shall provide its own coverage for personal property and contents.

         Section 7.03. Plate Glass Insurance: Tenant shall keep all plate glass in the Demised Premises insured against all risks for the benefit of Landlord and Tenant in amounts and with a company satisfactory to Landlord.

         Section 7.04. Destruction by Fire or Casualty: In the event the Demised Premises shall be damaged by fire, explosion, windstorm or any other casualty so as to render the premises untenantable for one hundred twenty (120) days or longer, Landlord or Tenant may terminate the Lease by notice to the other party within sixty (60) days from the date of such damage. If this Lease is not so terminated, Landlord shall repair the damage and restore the Demised Premises to substantially the same condition as existed prior to the damage. Tenant shall be responsible for the repair and restoration of its improvements and its furniture, equipment and trade fixtures. If Tenant is not actually open for business by reason of the casualty, all rent shall be abated during such period.

         Section 7.05. Indemnity: Tenant will protect, indemnify and hold Landlord harmless against and from any penalty or damage or charges imposed for any violation of any laws or ordinances whether occasioned by the neglect of Tenant, its servants, agents, licensees or customers, and Tenant will at all times protect, indemnify and hold Landlord harmless against and from any and all loss, cost, damage or expense arising out of any failure of Tenant in any respect to comply with and perform all the requirements and provisions of this Lease.

         Section 7.06. Landlord's Indemnity: Landlord will protect, indemnify and hold Tenant harmless against and from any penalty or damage or charges imposed for any violation of any laws or ordinances whether occasioned by the neglect of Landlord, its servants, or agent, and Landlord will, at all time protect, indemnify and hold Tenant harmless against and from any and all loss, cost, damage or expense arising out of any failure of Landlord in any respect to comply with and perform all the requirements and provisions of this Lease.

         Section 7.07. Waiver of Subrogation Rights: Any provision of this Lease to the contrary notwithstanding, Landlord and Tenant hereby release the other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise; (i) from any and all liability for any loss or damage to the property of the releasing party; (ii) for any loss or damage that may result, directly or indirectly, from the loss or damage to such property; and (iii) from legal liability for any loss or damage to property (no matter who the owner of the property may be), all to the extent that the releasing party's loss or damage is insured or, if not insured, was insurable under commercially available "all risk" property insurance policies, including additional coverages typically obtained by owners and tenants of comparable buildings in the area of the Demised Premises, even if such loss or damage or legal liability shall be caused by or result from the fault or negligence of the other party or anyone for whom such party may be responsible, and even if the releasing party is self-insured or the amount of the releasing party's insurance is inadequate to cover the loss or damage or legal liability. It is the intention of the parties that Landlord and Tenant shall look solely to their respective insurance carriers for recovery against any such loss or damage or legal liability, without such insurance carriers having any rights or subrogation against the other party.

         Section 7.08. Limitation on Indemnities: All indemnity obligations of Landlord and Tenant arising under this Lease, and all claims, demands, damages and losses assertable by Landlord and Tenant against the other in any suit or cause of action arising out of or relating to this Lease, the Demised Premises or the use and occupancy thereof are limited as follows:

                  (i) By the releases and waivers expressed herein, including, without limitation, the mutual releases and waivers of rights set forth in Section 7.07;

                  (ii) All claims for indemnification and other recoveries shall be limited to direct, proximately caused damages and exclude all consequential or indirect damages, including, but not limited to, business loss or interruption, suffered by the party asserting the claim or seeking the recovery; and

                  (iii) In the event that Landlord and Tenant (or the persons for whom they are liable as expressly set forth herein) are determined to be contributorily responsible for the indemnified injury or loss, each indemnitor's obligation is limited to the indemnitor's equitable share of the losses, costs or expenses to be indemnified against based on the relative culpability of each indemnifying person whose negligence or willful acts or omissions contributed to the injury or loss.

                                  ARTICLE VIII
                                      Title

         Section 8.01. Quiet Enjoyment: Landlord covenants and warrants that it has full right and authority to enter into this Lease for the full term hereof. Landlord further covenants that Tenant, upon paying the rent provided for herein and upon performing the covenants and agreements of this Lease to be performed by said Tenant, will have, hold and enjoy quiet possession of the Demised Premises.

         Section 8.02. Assignment or Sublease: Tenant shall not assign or sublet the Demised Premises except upon prior written consent of Landlord which consent shall be in Landlord's sole discretion. Any such assignment or subleasing, even with the approval of the Landlord, shall not relieve the Tenant from liability for payment of the rental herein provided or from the obligation to keep and be bound by the terms, conditions and covenants of this Lease. The acceptance of rent from any other person shall not be deemed to be a waiver of any of the provisions of this Lease or a consent to the assignment or subletting of the Demised Premises.

         Section 8.03. Excess Rent: In the event any assignment of the Lease or subletting of all or substantially all of the Premises by Tenant results in rent which exceeds the Rent provided for in this Lease, then such excess rent actually collected (minus any broker's commissions or other costs to Tenant for such assignment or subletting) shall belong seventy-five percent (75%) to Landlord and twenty-five percent (25%) to Tenant, and Tenant agrees to promptly remit Landlord's share upon receipt thereof. Excess rent to be remitted to Landlord by Tenant hereunder shall be reduced in an amount equal to any rent payments which were not actually collected from a sub-tenant or assignee during the term of their occupancy. Nothing herein contained shall relieve Tenant of the obligation to pay rent to Landlord as provided in Article III above.

         Section 8.04. Subordination: This Lease is subject and subordinate to any mortgage, deed of trust, ground or underlying lease and all renewals, modifications, consolidations, replacements and extensions thereof, which may hereafter affect the Demised Premises or any part thereof. Tenant agrees to execute any instrument or instruments which the Landlord may deem necessary to effect the subordination of this Lease to any mortgage, deed of trust, ground or underlying lease, providing such subordination instrument recognizes the rights of Tenant to remain undisturbed under this Lease provided Tenant is not in default. Notwithstanding the foregoing, Landlord shall use Landlord's best efforts to obtain from all present and future holders of mortgages, deeds of trust, ground leases and similar instruments to which this Lease is made subordinate, and agreement not to disturb Tenant's possession of the Demised Premises under the terms and conditions set forth in this Lease so long as Tenant is not in default of its obligations hereunder beyond any applicable notice and cure periods.

         Section 8.05. Condemnation: In the event the Demised Premises, or any part thereof, shall be taken or condemned for public purposes by any competent authority, the entire compensation awarded therefor shall belong to the Landlord without any deduction therefore for any present or future estate of Tenant. No provision herein contained shall be deemed to preclude Tenant from filing a claim against the condemning authority for the value of Tenant's installed leasehold improvements and fixtures. If, after such taking, there is not sufficient area suitable for the operation of Tenant's business, this Lease shall be canceled as of the date on which the condemning authority takes physical possession. In the event this Lease is not terminated as provided herein, Landlord shall promptly restore the Demised Premises to a condition as nearly comparable or practicable to the condition existing just before such taking or appropriation and the rental payable shall be reduced in proportion to the area taken. If Tenant is not actually open for business during all or any part of the period from the date of such taking or appropriation until the date of restoration, all rent shall be abated for such period as Tenant is not open for business.

                                   ARTICLE IX
                             Services and Utilities

         Section 9.01. Utility Charges: Tenant shall pay for all electricity, gas, water, sewer charges and any other utility charges imposed or incurred in connection with the Demised Premises. Landlord shall not be required to supply heat, hot water or air conditioning to Tenant.

                                    ARTICLE X
                                      Taxes

         Section 10.01. Real Estate Taxes: Tenant shall reimburse Landlord for its proportionate share of all real property taxes and assessments levied upon the land, buildings or other improvements of which the Demised Premises are a part during the term hereof. Tenant's proportionate share of such taxes shall be that fractional part of the total of such taxes as the square footage of the Demised Premises bears to the total square footage of the building in which the Demised Premises are located. Reimbursement by Tenant to Landlord for its proportionate share of real property taxes shall be made within fifteen (15) days after written demand therefor accompanied by a computation of the amount claimed due.

         Section 10.02. Personal Property Taxes: Tenant shall pay, before delinquent, any and all taxes, licenses, fees and public charges levied, assessed or imposed and which become payable during the term of the Lease upon Tenant's fixtures, furniture, appliances and personal property located or installed in the Demised Premises.

                                    ARTICLE XI
                                     Default

         Section 11.01. Event Default: If Tenant shall default in the payment of the rent herein reserved when due, and continue for more than ten (10) days after written notice of such default shall have been given (it being understood that Landlord shall not be obligated to give more than two (2) notices of default to Tenant within any twelve (12) month period), or fail to perform any of the other of the terms and conditions or covenants of this Lease for more than thirty (30) days after written notice of such default shall have been given, or to diligently pursue the cure of such failure if it cannot reasonable be cured within thirty (30) days, then Landlord shall have the right, at its election, then, or at any time thereafter, to pursue any one or more of the following remedies:

         (a) To terminate this Lease and re-enter and repossess the Demised Premises in which event Tenant shall immediately surrender the Demised Premises to Landlord, and to pay on demand the amount of all loss and damage that Landlord may suffer by reason of the termination of the Lease.

         (b) To relet the Demised Premises on behalf of Tenant and receive directly the rent by reason of reletting. Tenant shall reimburse Landlord, on demand, for any expenditures made by it in order to relet the Demised Premises, including, without limitation, repossession costs, attorneys fees, brokerage commissions, and remodeling or repair costs. Any deficiency in the amount of rent, which may arise by reason of any reletting of the Demised Premises, shall be paid by Tenant to the Landlord each month in advance, on the first day of each month, together with the Florida sales tax applicable thereto (such payment being subject to all other additional charges as set forth in Article III), until such time as this Lease shall expire in accordance with Sections 2.01 and 2.02.

         (c) To exercise any remedies, whether at law or in equity, which may be available to Landlord at the time of the default.

         Section 11.02. Acceleration: In addition to all other rights and remedies provided by law, Landlord may accelerate the remaining unpaid portion of the rentals due hereunder and declare said sums immediately due and payable. Notwithstanding the foregoing, Landlord shall credit against Tenant's accelerated rent obligation any net proceeds that may arise by reason of any reletting of the Demised Premises by Landlord.

         Section 11.03. Bankruptcy of Tenant: In the event voluntary or involuntary bankruptcy proceedings are instituted by or against Tenant (including liquidation, reorganization, receivership, assignment for the benefit of creditors or other insolvency proceedings), or if this Lease passes by operation of law to any person other than Tenant, Landlord shall have the right to terminate this Lease. In the event this Lease is assumed by Tenant's trustee in bankruptcy pursuant to the Bankruptcy Code, this Lease may not be assigned by the trustee to a third party unless such party (1) assumes and agrees to discharge all obligations of Tenant under the Lease; (2) has a net worth and operating experience comparable to that of Tenant; and (3) grants Landlord a security interest in the merchandise inventory and personal property to be located in the Demised Premises to secure performance of the obligations of this Lease.

         Section 11.04. Attorney Fees: In the event of default by either party in the performance of any of the terms, covenants or conditions of this Lease, the party in default shall pay, upon demand, all of the non-defaulting party's costs, charges and expenses including, but not limited to, reasonable attorney fees incurred by reason of such default.

         Section 11.05. Landlord's Lien and Security Interest: Landlord shall have a right of distress for rent and a lien on all of Tenants, fixtures, furnishings and equipment in the Demised Premises as security for rent and all other charges payable under this Lease. This right shall be in addition to all other rights which Landlord may have pursuant to applicable law in the event of default. Tenant further grants Landlord a security interest in all inventory, equipment, furniture, furnishings and trade fixtures in the Demised Premises as security for the performance by Tenant of its obligations hereunder. Tenant agrees to execute a Financing Statement (UCC-1) to perfect this security interest. Upon Tenant's written request, Landlord shall subordinate the security interest provided for herein to the security interest of Tenant's lender for the purpose of financing Tenant's equipment or improvements.

                                    ARTICLE XII
                                  Miscellaneous

         Section 12.01. Notices: All notices provided for in this Lease shall be in writing sent by certified or registered mail. Notices shall be addressed to the Tenant at the Demised Premises and to Landlord at 1010 East Adams Street, Jacksonville, Florida 32202. Either party may, by notice, at any time and from time to time designate a different address to which notices shall be sent.

         Section 12.02. Radon Gas Notification: Pursuant to Florida Statute
Section 404.056(8), the Tenant is hereby notified as follows: "Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit."

         Section 12.03. Estoppel Certificates: Upon request of Landlord or Tenant, the other party, within ten (10) days of the date of such written request, agrees to execute and deliver to the party requesting, without charge, a written statement: (i) certifying that this Lease is in full force and effect, if such is the case, and has not been modified, assigned, supplemented or amended, except by such writings as shall be stated; (ii) certifying that all conditions and agreements under this Lease to be satisfied and performed have been satisfied and performed, except as shall be stated; (iii) certifying the other party is not in default under this Lease or stating the defaults claims;
(iv) reciting the amount of advance rental, if any, paid by Tenant and the date to which rental has been paid; and (v) other matters as may be reasonably requested by Landlord's mortgagee.

         Section 12.04. Waiver: One or more waivers of any covenant, term or condition of this Lease by either party shall not be construed by the other party as a waiver of a subsequent breach of the same covenant, term or condition.

         Section 12.05. Governing Law: The laws of the State of Florida shall govern the validity, performance and enforcement of this Lease.

         Section 12.06. Savings Clause: The invalidity or unenforceability of any provision of this Lease shall not affect or impair the validity of any other provision.

         Section 12.07. Paragraph Headings: The paragraph titles herein are for convenience only and do not define, limit or construe the contents of such paragraph.

         Section 12.08. Successors: The provisions, covenants and conditions of this Lease shall be binding on the legal representatives, heirs, successors and assigns of the respective parties hereto.

         Section 12.09. Entire Agreement: This Lease, the Exhibits and Special Conditions, if any, attached hereto, set forth all of the covenants, agreements, conditions and understandings between Landlord and Tenant governing the Demised Premises. There are no covenants, agreements, conditions or understandings, either oral or written, between them other than those herein set forth. Except as herein provided, no subsequent alterations, amendments, changes or additions to this Lease shall be binding upon Landlord or Tenant unless and until reduced to writing and signed by both parties.

         IN WITNESS WHEREOF, the parties hereto have executed this Lease the day and year first above written.

                                          LANDLORD:
                                          ---------

                                          Burgoyne Properties Limited
                                          A F1orida Limited Partnership,
                                          By Its General Partner,
ATTEST:                                   Commodores Point Terminal Corporation


/s/ Gail Williams                         By: /s/ Carol B. Hertle
-------------------------------           -------------------------------------
    Gail Williams                             Carol B. Hertle, Vice President
    Print Name

                                          TENANT:
                                          ------

                                          On Stage Entertainment, Incorporated
ATTEST:

/s/ Chris Grobl,                          By: /s/ David Hope
-------------------------------           -------------------------------------
    Chris Grobl, Secretary                    David Hope, President
    Print Name                                Print Name/Title

                               SPECIAL CONDITIONS

         The following Special Conditions shall form a part of the Agreement dated as of the 1st day of March, 1997, by and between Burgoyne Properties, Limited, a Florida Limited Partnership (Landlord), and On Stage Entertainment, Incorporated, a Nevada corporation (Tenant).

         1. Landlord agrees to exercise its landlord lien rights to obtain title by judicial sale to the personal property remaining in the Demised Premises previously belonging to the prior tenant, The Coliseum of Daytona Beach, Inc. (an inventory of which personal property is attached hereto), and to convey such property to Tenant upon obtaining title. Tenant agrees to pay Landlord for the property, an amount equal to the total costs incurred by Landlord in exercising its lien rights, including legal fees, and the expenses of satisfying any liens which have priority over Landlord's lien, in a total amount not to exceed $22,000. In the event Landlord's total costs are less than $22,000, Tenant agrees to pay Landlord the difference between the total costs incurred and $22,000. In the event Landlord determines that the cost of exercising its lien rights, and satisfying any liens, which have priority over Landlord's lien, will exceed $22,000, then Landlord shall not be obligated to exercise its lien rights and shall not be obligated to make the conveyance to Tenant, in which event the property may be sold or otherwise disposed of to third parties at the judicial sale. Simultaneously with the execution of this Lease, Tenant further agrees to reimburse Landlord in the sum of $8,000 paid by Landlord for the expedited vacating of the Demised Premises by The Coliseum of Daytona Beach, Inc.

         2. Landlord represents and warrants that the air conditioning system will be in serviceable condition as of the inception date of this Lease. In the event repairs are required within six (6) months from the date of opening of business by Tenant (but not later than October 31, 1997), Tenant shall notify Landlord in writing of any deficiency, and Landlord shall be responsible for the cost of restoring such equipment to serviceable condition. Except as specifically provided in this paragraph, Tenant shall be responsible for the maintenance, repair and replacement of the air conditioning system in accordance with Section 6.02 of the Lease.

                                          LANDLORD:
                                          ---------

                                          Burgoyne Properties Limited
                                          A F1orida Limited Partnership,
                                          By Its General Partner,
ATTEST:                                   Commodores Point Terminal Corporation


/s/ Gail Williams                         By: /s/ Carol B. Hertle
-------------------------------           -------------------------------------
    Gail Williams                             Carol B. Hertle, Vice President
    Print Name

                                          TENANT:
                                          ------

                                          On Stage Entertainment, Incorporated
ATTEST:

/s/ Christopher R. Grobl,                 By: /s/ David Hope
-------------------------------           -------------------------------------
    Print Name                                David Hope, President
                                              Print Name/Title

                                 LEASE AMENDMENT

         Amendment to Lease Agreement dated as of the 1st day of March 1997 (the "Lease"), by and between Burgoyne Properties, Limited ("Landlord"), and On Stage Entertainment, Incorporated ("Tenant"), covering the Demised Premises located at 176-184 North Beach Street, Daytona Beach, Florida.


     The Lease is hereby amended as follows:

1.   Article II is amended to read as follows:

     Section 2.01. Term: This Lease shall commence as of the 1st day of March, 1997, and shall end on the 31st day of October, 1998.

     Section 2.02 Renewal Option: Tenant shall have two (2) successive renewal options to extend the term of this Lease. The first renewal option shall be for an additional term of one (1) year, commencing on November 1, 1998 and expiring on October 31, 1999, and the second renewal option shall be for an additional term of eight (8) years, commencing on November 1, 1999 and expiring on October 31, 2007. Tenant shall notify Landlord, in writing, of its intention to exercise each renewal option not less than ninety (90) days prior to the termination of the expiring term. The rent for the renewal terms shall be as specified in Article III.


2.   Section 3.01 is amended to read as follows:

     Section 3.01. Payment of Rent: Tenant shall pay to Landlord, for the Demised Premises, rent in the sum of One Hundred Twenty Thousand Dollars ($120,000) per year for the initial year of the term. The rent for each succeeding year of the term, and for each year of the renewal terms shall be increased at the rate of Five Percent (5%) per year. Rent shall be payable in twelve (12) equal installments, monthly, in advance, on the first day of each month, together with the Florida sales tax applicable thereto. Monthly rent shall commence on November 1, 1997.

3. Special Condition 1 is amended to provide for a total purchase price in the sum of Ten Thousand Dollars ($10,000) for the personal property to be acquired by Tenant, inclusive of the amount paid for the expedited vacating Demised Premises by the former tenant.

         IN WITNESS WHEREOF, the parties hereto have executed this Lease Amendment this _____ day of May, 1997.

                                          LANDLORD:
                                          ---------

                                          Burgoyne Properties, Limited
                                          A Florida Limited Partnership,
                                          By Its General Partner,
ATTEST:                                   Commodores Point Terminal Corporation


/s/ Gail Williams                         By: /s/ Carol B. Hertle
-------------------------------           -------------------------------------
    Print Name Gail Williams                  Carol B. Hertle, Vice President


                                          TENANT:
                                          ------

                                          On Stage Entertainment, Incorporated
ATTEST:

/s/ Chris Grobl                           By: /s/ David Hope
-------------------------------           -------------------------------------
    Print Name Chris Grobl                      President
                                          -------------------------------------
                                                Print Name/Title





                                       2